Investor Presentation December 2020 Exhibit 99.2

Safe Harbor Investor Presentation This presentation (this “Presentation”) is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to the proposed business combination between Lightning Systems, Inc. (“Lightning eMotors”, “Lightning Systems”, the “Company”, “us”, “our” or “we”) and GigCapital3, Inc., a special purpose acquisition company (“Gig3”) and related transactions (the “Proposed Transactions”) and for no other purpose. No representations or warranties, express or implied are given in, or in respect of, this Presentation. To the fullest extent permitted by law in no circumstances will Gig3, Lightning eMotors or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. Industry and market data used in this Presentation have been obtained from third-party industry publications and sources as well as from research reports prepared for other purposes. Neither Gig3 nor Lightning eMotors has independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness. This data is subject to change. In addition, this Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of Lightning eMotors or the Proposed Transactions. Viewers of this Presentation should each make their own evaluation of Lightning eMotors and of the relevance and adequacy of the information and should make such other investigations as they deem necessary. Forward Looking Statements and Investment Considerations This Presentation contains forward-looking statements within the meaning of U.S. federal securities laws regarding the proposed transactions. Such forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding the proposed transactions and the future held by the Lightning eMotors and Gig3 management teams. Any statements other than statements of historical fact contained in this Presentation, including statements as to future results of operations and financial position, planned products and services, business strategy and plans, objectives of management for future operations of Lightning eMotors, market size and growth opportunities, competitive position and technological and market trends, are forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of Gig3’s and Lightning eMotors’ management and are not predictions of actual performance. There can be no assurance that future developments affecting Lightning eMotors or Gig3 will be those anticipated, and the Company assumes no obligation to update any forward-looking statements after the date of this presentation, except as required by law. These forward-looking statements contained in this Presentation are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions and other factors include, but are not limited to, those related to our operations and business and financial performance; our ability to attract and retain customers; our ability to up-sell and cross-sell to customers; the success of our customers' development programs which will drive future revenues; our ability to execute on our business strategy; our ability to compete effectively; our ability to manage growth; the inability of the parties to enter into definitive agreements or successfully or timely consummate the Proposed Transactions or to satisfy the other conditions to the closing of the proposed transactions, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company; Gig3’s ability to obtain the financing necessary to consummate the Proposed Transactions; the risk that the approval of the stockholders of Gig3 or Lightning eMotors for the Proposed Transactions is not obtained; the amount of redemption requests made by Gig3’s stockholders; the occurrence of events that may give rise to a right of one or both of Gig3 and Lightning eMotors to terminate the definitive agreements; and the ability to maintain the New York Stock Exchange’s listing standards. In addition, such statements may include (i) statements about the potential severity, magnitude and duration of the COVID-19 pandemic as it affects our business operations, financial results and position and on the U.S. and global economy; (ii) current market conditions and federal, state, and local laws, regulations and government incentives, particularly those related to the commercial electric vehicle market; (iii) planned and potential business or asset acquisitions or combinations; and (iv) our funding and liquidity plans. Moreover, we operate in a competitive and rapidly changing environment, and new risks may emerge from time to time. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Should one or more of these risks or uncertainties materialize, or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not construe the contents of this summary as legal, business or tax advice and you should consult with your own attorney, business advisor and tax advisor as to legal, business, tax and other matters related thereto. You must rely on your own investigation of Gig3 and Lightning eMotors and this summary, including your assessment of the merits and risks involved and not on any representation made or alleged to have been made by the placement agent, Gig3 or Lightning eMotors. You should also consult your own legal, tax or investment counsel regarding the legality or suitability of your investment in these securities under applicable legal, investment or similar laws, regulations or fiduciary standards.

Safe Harbor (Cont’d) Certain market data information in this Presentation is based on the estimates of Lightning eMotors and Gig3 management. Lightning eMotors and Gig3 obtained the industry, market and competitive position data used throughout this Presentation from internal estimates and research as well as from industry publications and research, surveys and studies conducted by third parties. Lightning eMotors and Gig3 believe their estimates to be accurate as of the date of this Presentation. However, this information may prove to be inaccurate because of the method by which Lightning eMotors or Gig3 obtained some of the data for its estimates or because this information cannot always be verified due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process. Important Information And Where To Find It In connection with the Proposed Transactions, Gig3 intends to file a registration statement on Form S-4, including a proxy statement/prospectus/information statement (the “Registration Statement”), with the Securities and Exchange Commission (the “SEC”), which will include a preliminary proxy statement to be distributed to holders of Gig3’s common stock in connection with Gig3’s solicitation of proxies for the vote by Gig3’s stockholders with respect to the Proposed Transactions and other matters as described in the Registration Statement, a prospectus relating to the offer of the securities to be issued to the Company’s stockholders in connection with the Proposed Transactions, and an information statement to Company’s stockholders regarding the Proposed Transactions. After the Registration Statement has been declared effective, Gig3 will mail a definitive proxy statement/prospectus, when available, to its stockholders. Investors and security holders and other interested parties are urged to read the proxy statement/prospectus/information statement, and any amendments thereto and any other documents filed with the SEC when they become available, carefully and in their entirety because they contain important information about Gig3, the Company and the Proposed Transactions. Investors and security holders may obtain free copies of the preliminary proxy statement/prospectus/information statement and definitive proxy statement/prospectus/information statement (when available) and other documents filed with the SEC by Gig3 through the website maintained by the SEC at http://www.sec.gov, or by directing a request to: GigCapital3, Inc., 1731 Embarcadero Road, Suite 200, Palo Alto, CA 94303. No Offer Or Solicitation This communication does not constitute an offer to sell or a solicitation of an offer to buy, or the solicitation of any vote or approval in any jurisdiction in connection with a proposed potential business combination between Lightning eMotors and Gig3 or any related transactions, nor shall there be any sale, issuance or transfer of securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful. Any offering of securities or solicitation of votes regarding the proposed transaction will be made only by means of a proxy statement/prospectus that complies with applicable rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and Securities Exchange Act of 1934, as amended or pursuant to an exemption from the Securities Act or in a transaction not subject to the registration requirements of the Securities Act. Participants In The Solicitation Gig3 and the Company and their respective directors and certain of their respective executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the Proposed Transactions. Information about the directors and executive officers of Gig3 in its Registration Statement on Form S-1, filed with the SEC on April 29, 2020 and declared effective on May 5, 2020. Additional information regarding the participants in the proxy solicitation and a description of their direct interests, by security holdings or otherwise, will be set forth in the Registration Statement and other relevant materials to be filed with the SEC regarding the Proposed Transactions. Stockholders, potential investors and other interested persons should read the Registration Statement carefully before making any voting or investment decisions. These documents, when available, can be obtained free of charge from the sources indicated above. Use Of Projections This Presentation contains projected financial information with respect to Lightning eMotors. Such projected financial information constitutes forward-looking information, and is for illustrative information purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. See “Forward Looking Statements” above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved.

Safe Harbor (Cont’d) Financial Information; Non-GAAP Financial Measures The financial information and data contained in this Presentation are unaudited and do not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, the Registration Statement or any other document to be filed by Gig3 with the SEC. Some of the financial information and data contained in this Presentation, such as EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Gig3 and Lightning eMotors believe these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Lightning eMotors’ financial condition and results of operations. Lightning eMotors’ management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes. Gig3 and Lightning eMotors believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Lightning eMotors’ financial measures with other similar companies, many of which present similar non- GAAP financial measures to investors. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Lightning eMotors’ financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review Lightning eMotors’ audited financial statements, which will be included in the Registration Statement. Trademarks And Intellectual Property All trademarks, service marks, and trade names of Lightning eMotors or Gig3 or their respective affiliates used herein are trademarks, service marks, or registered trade names of Lightning eMotors or Gig3, respectively, as noted herein. Any other product, company names, or logos mentioned herein are the trademarks and/or intellectual property of their respective owners, and their use is not intended to, and does not imply, a relationship with Lightning eMotors or Gig3, or an endorsement or sponsorship by or of Lightning eMotors or Gig3. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that Lightning eMotors or Gig3 will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Detailed Transaction Overview

Timeline

- Transaction is expected to close in the 1st Half of 2021
- It is anticipated that the post-closing company will be a Delaware corporation, retain the Lightning eMotors name, and be listed on the New York Stock Exchange

Valuation

- Valuation implies a pro forma Enterprise Value of ~$651 million (0.56x 2024E Revenue of $1,165 million)
- Existing Lightning eMotors securities holders would receive 65.5% of the pro forma equity at close [(1) (2)]

Transaction Funding

- The transaction will be funded by a combination of GigCapital3 cash held in a trust account, GigCapital3 common stock and proceeds from the $100 million Convertible Note offering [(2)] and $25 million PIPE
- Transaction will result in ~$273 million cash to the balance sheet (net of total existing cash used to pay down total existing debt) to fund growth [(2) (3)]

---

(1) Assuming a $100 million Convertible Note, $25 million PIPE and maximum redemptions, existing Lightning eMotors shareholders would receive 86.5% of the pro forma equity.

(2) 3-Year Unsecured $100mm Convertible Note bearing a coupon rate of 7.50% and conversion price of $11.50. Lightning eMotors may force conversion after year 1 if share price exceeds 120% of the conversion price ($13.80), provided that the Company's average daily market value of common stock traded for the preceding 30 trading day period exceeds $3.0 million.

(3) Based on ~$202 million cash in trust (assuming no redemptions), 2.5 million PIPE shares at $10.00 / share and $100 million Convertible Note, less $40 million in transaction expenses. Net of $500,000 of existing balance sheet cash and $15 million of existing Lightning eMotors debt.

5

LIGHTNING eMOTORS

Overview of GigCapital3

GigCapital3, Inc. Overview

- **GigCapital3, Inc. (NYSE: GIK) is a $200mm publicly traded Special Purpose Acquisition Company ("SPAC") / Private-to-Public-Equity ("PPE")**
- **GigCapital3's IPO was completed in May 2020**
- **Led by a proven management team of experienced entrepreneurs and executives**
  - Public company extensive management and board experience
  - Complementary and overlapping networks
  - Deep understanding and proven experience of M&A, strategy and technology

Track Record of Successful SPAC/PIPE Transactions

GigCapital *IPO (NYSE:GIG)*

GigCapital2 *IPO (NYSE:GIX)*

GigCapital3 *IPO (NYSE:GIK)*

Dec. 2017 — Nov. 2019 — June 2019 — Q1 2021 (1) — May 2020

kaleyra *Closed (NYSE MKT: KLR)*

Announced mergers with Uphealth and Cloudbreak Health

Cutting Edge Management Experience

IDT Integrated Device Technology | RENESAS | GIGOPTIX | FUJITSU

esa | SPACE ENGINEERING | Uit United Information Technology | MICREL

(1) *Expected to be completed.*

GigCapital3 Leadership Team



Dr. Avi Katz

- Executive Chairman and Founding Managing Partner of GigCapital Global and all its entities, including GigCapital3
- Founder, COB, CEO GigOptix/GigPeak (NYSE: GIG)
- Serial entrepreneur and angel investor with 30+ years of experience in the technology sector



Dr. Raluca Dinu

- Board of Directors Member and Founding Managing Partner of GigCapital Global, CEO, President of GigCapital2
- Previously General Manager / Vice President at Integrated Device Technology (IDT), which was acquired by Renesas Electronics Corp.
- COO of GigPeak, led the transfer and integration of the team from GigPeak into IDT post the acquisition of GigPeak by IDT in 2017



Neil Miotto

- Board of Directors Member
- Previously Partner at KPMG, where he spent 27 years before retiring in 2006
- SEC reviewing partner while at KPMG
- Served on the Board of Directors of Micrel from 2007 to 2015 and GigPeak from 2008 until its sale in 2017

6

LIGHTNING eMOTORS

25 years of Technology CEO experience Founded and led multiple IT and Cleantech companies with successful funding and exits Tim Reeser Founder and Chief Executive Officer “We are already the leader and are now primed to scale. We help urban fleets make the transition to zero local emissions.” Today’s Presenters Technology Leadership 35 years building companies Prior CEO of Romaco Group Founder / Manager of Aravaipa Ventures Robert Fenwick-Smith Executive Chairman and Interim CFO “We are committed to eradicating the main cause of urban air pollution – commercial fleet emissions.” ESG Focused 35 years of automotive engineering and manufacturing experience Former VP of Advanced Engineering at Borg Warner Bill Kelley Chief Technology Officer and Chief Operating Officer “First and only high level of customization enabled by modular software and hardware” Designed for Modularity

Agenda Company Overview 2 Transaction Summary Financial Summary 3 Key Takeaways 1 Appendix 4

Key Takeaways

Lightning at a Glance 2 Years $2.0bn $67bn TAM (1) 10 Years R&D Blue Chip Customer Base U.S. Department of Energy, Ward’s and LMC Automotive. The customer validation cycle typically takes 3 to 24 months. By the end of 2020. As of September 30, 2020. Modular Architecture Strategic Partnerships 120 Vehicles on the Road (3) 1,500 Vehicles on Order (4) Scalable and IP Protected Across Multiple End Markets Only Full-Range Manufacturer Class 3 – 7 BEV & FCEV Ahead of the Game Head Start in Customer Validation (2) With Visibility to $1bn Revenue Based on Current Contract Pipeline We are a B2B Company Focus on Urban Commercial ZEV (Investor) Projected Revenue in 2025

prime

Investment Highlights

1 Strong Secular Trends Driving Massive TAM

- $67bn TAM of Class 3 – 7 commercial vehicles electrification
- Large tailwinds of regulations, corporate mandates and grants

2 Dominant Market Positioning

- The only company that has delivered Class 3, 4, 5, 6 and 7 EVs
- First mover advantage – 50%+ market share in Class 3 – 6 EVs in 2020 (1)
- Existing sales with 30 fleets (2) that together operate ~500,000 vehicles
- Strong external validation – won Frost & Sullivan's Customer Value Leadership Award in Electric Commercial Vehicle Industry

3 Defensible Competitive Moat

- Proprietary technology and operational expertise drive industry-leading scale
- Established strategic partnerships create the foundation for growth

4 Robust Contracts with Financial Visibility

- Integrated vehicle technology and charging systems, along with total cost of ownership (TCO) validation, create sticky customer base
- Path to $1bn revenue from current customers by 2025 out of $2.0bn total projected revenue
- 100% of 2021 revenue forecast contracted as of Q3 2020

5 Experienced Management Team

- Built industry leading team in fleet vehicle technology
- Existing team has already achieved commercial EV leadership in 2020

(1) Internal company data.
(2) Includes purchase orders.

11

Company Overview

Manufacture complete vehicles: Class 3 – 7 trucks & buses Offering both Battery (BEV) and Fuel Cell (FCEV) Highest up-time backed by supplier parts and service We sell powertrains to strategic partners Actionable fleet intelligence Unique Big Data on drive cycles Artificial intelligence optimization Recurring revenue stream with 100% attachment rate and <1% expected churn Complete charging solutions Patented mobile charging Recurring revenue stream with 10-year contracts (Direct Sales) (Energy-as-a-Service) ANALYTICS COMMERCIAL ZEVs CHARGING (EV-as-a-Service) Support financing to overcome higher upfront costs Strategically differentiated with OEMs e.g. Ford and GM EV-as-a-Service constitutes recurring revenue stream Financing partner in place – Generate Capital FINANCING What We Do We provide complete electrification solutions for urban commercial fleets

Optimized Modular Design Addresses Diversified Opportunities Class 3 Class 4 Class 6 Class 5 Class 7 We provide complete commercial electric vehicles and infrastructure Note: Pictures represent selected vehicles as examples in each class and our products are not limited to vehicles shown in the above. Vehicle class and application agnostic design Each class has numerous specialty vehicles High level of cost-effective customization enabled by modular software and hardware Serving all segments of urban commercial fleets with proven reliability Software-enabled platform and integration capabilities translate to significant time-to-market advantage

Additional market opportunity from charging business and sales to OEM Broadest Product Line Addresses Massive TAM Class 3 Class 4 Class 5 Class 6 Class 7 Unit Sales (2018) Sales Market Position (2020) 301K Total U.S. RoW Total 21K 81K 72K 64K 539K 993K Source: US Department of Energy, Ward's, LMC Automotive and Company estimates. A dominant 50%+ market share in Class 3 – 6 #1 or #2 position in every single class type Note: Pictures represent selected vehicles as examples in each class and our products are not limited to vehicles shown in the above. TAM (2018) $12bn U.S. $1bn $3bn $3bn $3bn $22bn $45bn $67bn RoW Total 1,532K

Bespoke Sales Process to Sell Directly to Large Fleet Customers Compounding revenues as customers are expected to expand proportion of EV in their fleets Education-Focused Highly technical sales force Comprehensive national demo vehicle pool Data-Driven Customer Needs Analysis Best-in class telematics and analytics Fleet benchmarking based on proprietary Big Data High-Touch Direct to fleet engagement + Channel support Complete Customer Solution Vehicle Specifications, Charging, and Financing Over 10 years of regular engagement with over 250 fleets nationally

We Have Real B2B Customers in Place Note: Fleet data as of September 30, 2020. Technical Validation TCO Validation B2B Outreach to Fleets Initial Contract and Purchase Orders Repeat Orders 130 fleets in this stage Significant progress made in customer validation We are at the tipping point with accelerating sales cycles for Lightning eMotors Field Trial 20 fleets with new orders Sales cycle between 3 and 24 months Key customers have now ordered 1,500 vehicles 16 fleets in this stage 25 fleets in this stage U.S. Fleet Operator European Logistics Operator U.S. Cable Provider Global eCommerce Player U.S. Real Estate Service Firm U.S Parking Service Company 10 fleets with repeat orders +

We are Miles Ahead of XL Fleet, Hyliion and Nikola (1)

Lightning eMotors has Zero Emission Vehicle (ZEV) revenue NOW and is expected to grow profitably
XL Fleet, Hyliion and Nikola only start validating their ZEV business models in 2023

	LIGHTNING eMOTORS	XLFleet	HYLIION	NIKOLA
Target Market	**URBAN Short and Medium Haul**	URBAN Short and Medium Haul	Medium and Long Haul	Medium and Long Haul
Vehicle Types	**ZEV = BEV + FCEV Class 3 – 7**	Today: Hybrid = **NOT ZEV** 2023: BEV = ZEV Class 2 to 5	Today: Hybrid = **NOT ZEV** 2023: CNG-EV = NOT ZEV Class 8	ZEV = BEV + FCEV Class 8
Total ZEVs Operating in Fleets (Expected YE 2020)	**120**	0 ZEV 4,284 Class 2-3 Hybrids (5)	0 ZEV	0
Issued Executive Orders by CARB (2)	**6**	0 Cannot sell in CA	0 (Planned: ~2021)	0 (Planned: ~2021 and 2023)
Binding Purchase Orders (POs)	**$150mm+ Contracted POs $800mm+ Pipeline**	$220mm Pipeline For Hybrids, not ZEVs	0 (3)	0 (3)
EV Assembly Factories	**Fully Operational Since 2018**	None (4)	None (4)	Under Construction (4)

(1) Based on public information.
(2) California Air Resources Board.
(3) Hyliion has only announced a pre-order of up to 1,000 trucks with Agility. Nikola's 14,000 reservations are fully cancellable. Nikola's order from Anheuser-Busch is fully cancelable if certain lease terms and rental rates are not met, while Nikola's order from Republic Services does not disclose financial terms.
(4) XL Fleet uses third party partners for production. Hyliion will be using third party partners for production. Nikola recently began construction on its Coolidge, Arizona plant which is expected to take 12-18 months. Nikola is using IVECO's plant in Ulm, Germany for initial 2021 production.
(5) Cumulative projected units.

18
LIGHTNING eMOTORS

Huge Untapped Market Opportunity with a Dominant Market Share

"EVs excel at short-haul travel. That means they're great options for personal cars and even medium-duty vehicles." – Bill Gates (1)

Light-Duty
Vans, pickups

E-Pick-Up War of 2021

Ford, NIKOLA, GM, RIVIAN, LORDSTOWN, Tesla

E-Van War of 2021

Ford, RIVIAN, CHRYSLER, ARRIVAL, Mercedes-Benz, WORKHORSE

- *Large OEMs aggressively compete for share in this market*

Medium-Duty
Vocational trucks, shuttle buses

$67bn TAM

Clear Leader with Dominant Share (2)

LIGHTNING eMOTORS

Limited Competition

Competitors Today		In the Market in 2 Years
GreenPower Motor Company – Class 4–5 Shuttles	SEA Electric – Class 3–6 Trucks	Mercedes-Benz – Class 5-7 Trucks
WORKHORSE – Class 3–5 Delivery	MOTIV – Class 4–5 School bus	PACCAR – Class 5–7 Trucks

- *A large market consisting of several small niche players*
- *Features needed for each type of vehicle make it economically hard for large OEMs to compete in*

Heavy-Duty
Tractor trailers, transit buses

E-Truck War of 2023

Mercedes-Benz, Tesla, Toyota, NIKOLA, PACCAR, VOLVO, Volkswagen, HYLIION

E-Transit Bus War of Today

NEW FLYER, PROTERRA, BYD

- *Large OEMs aggressively compete for share in this market*

(1) "How do we move around in a zero-carbon world?" GatesNotes, August 24, 2020.
(2) Refers to over 50% market share per internal company estimates of zero emission trucks expected to be shipped in 2020.

19

LIGHTNING eMOTORS

Dominant Market Positioning

Lightning eMotors enjoys over 50% market share in electric vehicles across Classes 3 – 7, based on trucks expected to be shipped in 2020

Class 3 – 7 Commercial Vehicles Shipped in 2020 [(1)]

*Lightning eMotors has shipped **more than 3x** the vehicles of its next-largest competitor*


All Other Manufacturers
65
78

FROST & SULLIVAN

"Customer Value Leadership Award in Electric Commercial Vehicle Industry"

Selected Current Fleet Customers

Customer Testimonials

"The Lightning Truck was **the most reliable truck** in our fleet over the last 3 months – exceeding even our brand new Freightliner Diesel trucks."

– U.S. Beverage Maker

"We have chosen to partner with Lightning to help us achieve our aggressive worldwide sustainability goals. We have started our journey of **procuring 1,000's of zero emission trucks worldwide** over the next 5 years and expect that **Lightning will be a key supplier** for vehicles and charging infrastructure."

– European Logistics Operator

"**We looked at every brand of commercial EV and vehicle analytics out there, and after intense research, we chose to partner with Lightning eMotors.** We require **the highest tech vehicles** to integrate with our online rental platform, and Lightning's technology fits us well. We are **able to show a compelling return on investment** for these vehicles versus their legacy gasoline vehicles for our rental customers."

– U.S. Fleet Operator

(1) Source: Internal company estimates: Lightning eMotors: 78; GreenPower: 25; Motiv: 20; Phoenix: 10; SEA: 5; Other: 5.

20

LIGHTNING eMOTORS

Strong Global Secular Trends Driving Massive TAM

Regulation

- Zero Emission Zones: **30+ cities** worldwide led by London and Santa Monica
- Commercial vehicles in California:
  - By 2023: **100%** zero emissions for new airport shuttle buses
  - By 2029 (staged): **100%** zero emission public transit authorities
  - Advanced Clean Truck Law: **100%** zero emission trucks by 2045

Corporate Mandates

- Zero emissions targets at **major corporates across industries** including logistics, eCommerce, consumer goods and technology amazon, bp, DHL, Google, IKEA, Microsoft, Unilever, Walmart

Grants

- **Currently $1bn** per year in State and Federal grants
- Industry now at the inflection point of reaching **lower TCO than ICE without grants**



Global Commercial EV Sales (1)
(Units in thousands)
473k
4.9x
96k
7.7%
1.4%
2020
2025
2030
2035
2040
EV Sales (Bus and MCV)
EV Market Share (Bus and MCV)

We have received $120mm orders in Q3 2020

(1) *Source: BloombergNEF EVO Report 2020. EV includes BEV (battery electric) and FCV (fuel cell) buses and medium commercial vehicles (MCV).*

21

LIGHTNING eMOTORS

Gasoline Lightning eMotors With Grants No Grants 2020E 2020E 2022E Fuel and Maintenance Cost per Month 2,925 563 563 Vehicle Lease 1,056 1,811 2,566 Charger Rental -- 300 300 LCFS (Low Carbon Fuel Standard) Credit -- (675) -- Total Monthly Cost $3,981 $1,999 $3,429 Monthly Cost Difference to Gasoline $1,983 $552 Cost Comparison E-450 Shuttle Bus (4,500 miles / month) Offering Immediate Operational Savings Monthly Fuel + Maintenance Cost (2020E) TCO is already currently lower than ICE (Internal Combustion Engine) Fuel Maintenance and Other 80% less Illustrative LEASE Example

Proprietary HD transmission Modular proprietary software Patent pending: Mobile charger High-power components Continuously collecting meaningful data from fleets Constantly optimizing: Range and drive cycles Accessory energy use Driver behavior Advanced regenerative braking Established infrastructure investment Nationwide service and charging Vehicle financing Low-capex assembly Efficient manufacturing Reliable, validated suppliers IP + Trade Secrets Analytics + Algorithms Service Network Operations + Supply Chain Our Technology Competitive Moats MODULAR Proprietary Electrification Solution, Powered by Software Significant Operational Expertise, Enabling Industry-leading Scale Best-in-class efficiency, range, charging, reliability and analytics

Growing Intellectual Property Portfolio Invention Patent Status Smart Electronic Power Steering System Pending Mobile Charging Station with Battery Storage Pending Electric Vehicle Torque-Limiting Method and System Provisional on File Electric Power Train Conversion Kit Application In-Process Sensor-less Payload and Road Grade Determination Algorithm Application In-Process Manual Service Disconnect with Integrated Fusing and Contactors Application In-Process Method and System for Thermal Model Predictive Feed-forward Control Application In-Process System Architecture for Multiple Voltage Level High Voltage System Application In-Process Thermal Modelling System Application In-Process Automotive Battery Temperature System and Controller Application In-Process 2 3 4 6 7 5 9 10 1 8 3 4 6 8 9 5 1 2 7 10 Lightning eMotors Mobile Charger Lightning eMotors Commercial Vehicle

Fleet Management 1.8 mi / kWh Machine Learning Optimization: HVAC energy use Acceleration and route Regenerative braking Driver training (monetization opportunity) Class 3 Vehicles on CARB Dyno Highly Scalable Analytics Solution Drives Customer Retention Our proprietary analytics drive 25% greater efficiency and real-time fleet performance compared to competitors 1.4 mi / kWh Competitors 250 vehicle parameters at 1Hz = 260mm Data points / vehicle / day Metrics Big Data for R&D 1st Year Pricing Expected Churn Implementation Rate $1,495 <1% 100% 2nd Year+ Pricing $495 Critical Sales Tool Preventative Diagnostics Additional Benefits

Key Supply-Chain Partners Foundation of our quality and ability to scale Specialty Vehicle Partners / OEMs Enable us to address all our target markets Established Strategic Partnerships Recreational Specialty Delivery Trucks RePower Ambulances School buses Shuttles Box Trucks Coaches RePower Components Chassis Bodies HP Electronics DC Fast Chargers Motors Transmissions Batteries Chassis Bodies Fuel Cells Infrastructure Channel partner Core software platform

Case Study: Multidimensional Partnership with Plug Power

The World's First Electric, Fuel Cell-Powered Class 6 Truck

PLUG POWER

About Plug Power

- Leading vertically integrated Hydrogen player: production, distribution, fueling and fuel cell integration
- #1 globally in fuel cell fork lift trucks: 30K+ in operation



PLUG POWER
Lightning Systems
FUEL CELL ENGINE

Vehicle Partnership

- **Lightning eMotors is the sole EV partner of Plug Power**
- 1st vehicle in service in November 2020
- Available with 200 or 400-mile range
- ProGen fuel cell engines + Lightning eMotors' EV drivetrain, batteries and analytics
- Lightning eMotors' modular design allows FCEV and BEV to be largely interchangeable

Infrastructure and Channel Partnership

- Plug Power Hydrogen Fueling Infrastructure deployed at 100+ locations – huge competitive moat and enabler for rapid FCEV adoption
- Collaborative S&M promoting jointly-produced class 3 – 7 FCEVs
- Established coast-to-coast service that is supporting both FCEV and BEV trucks

The fuel cell-powered Class 6 truck allows customers to drive longer distances with larger payloads

27

LIGHTNING eMOTORS

Case Study: Strategic Partnership with ABC Company

Exclusive Relationship for Motorcoaches



About ABC Company

- One of the leading Motorcoach companies in the U.S.
- Exclusive distributor of VanHool – #1 luxury coach manufacturer
- 750 locations in the U.S. providing a unique support network
- Leader in service and spare parts in the municipal transit fleet market
- ABC Coach's customers are demanding electrified platforms, leading to additional opportunities for Lightning eMotors

Major ABC customers with zero emissions mandate

FACEBOOK Genentech Google

Partnership Overview

- We supply electric powertrains for RePower (replacing ICE with EV in older buses)
- ABC buys Lightning eMotors' Class 3 – 5 electric shuttle buses
- Ongoing NRE contract in place
- **$48mm** PO in September 2020



Electric RePower
New Electric Bus/Coach
50% Cost of New Electric Bus/Coach
LIGHTNING eMOTORS
BYD
PROTERRA
6 month delivery time
2 year delivery time





28

LIGHTNING eMOTORS

100,000 10,000 100,000 50,000 100,000 25,000 5,000 10,000 50,000 5,000 2,000 9 out of 11 customers are currently operating our vehicles $120mm+ REPEAT orders in Q3 2020 And more in surging pipeline # of ZEVs Robust Contracts Provide Financial Visibility and External Validation Total Addressable Fleet of 450,000 Vehicles Clear path to $1bn contracted revenue by 2025E based on current contract pipeline U.S. Logistics Operator Global eCommerce Player European Logistics Operator U.S. Fleet Operator State of California North American Postal Service Operator U.S. Beverage Maker U.S. RV Manufacturer U.S. Cable Provider U.S. IT Service U.S. Coach Bus Distributor Already received purchase orders to fulfill 100% of 2020E and 2021E revenue Total Prospect Pipeline (units)

Highly Experienced Management Team

Lightning eMotors



Tim Reeser
Founder and CEO
25+ years
Aravaipa Ventures
Mortgage Cadence
CSUVENTURES



Robert Fenwick-Smith
Executive Chairman, Interim CFO
35+ years
Aravaipa Ventures
Clear Comfort
ROMACO



Bill Kelley
CTO and COO
35+ years
BorgWarner
TESLA



Brandon McNeil
Executive Director, Operations
22+ years
IceEnergy



Carol Murin
Director, Finance
19+ years
Rapak
SPECTRA



Tyler Yadon
Director, Engineering
10+ years
Schlumberger



Keith Lehmeier
Director, New Product Development
10+ years
WOODWARD



Nick Bettis
Director, Business Development
24+ years
tangoe
Refactored
Deltek



Brian Johnston
Director, Program Management
30+ years
LOCKHEED MARTIN

GigCapital3



Dr. Avi Katz
Executive Chairman, CEO, President and Secretary
30+ years
GigCapital
GIGOPTIX
intransa
IDT



Dr. Raluca Dinu
Director
20+ years
GigCapital
IDT
RENESAS
GIGOPTIX

30

LIGHTNING eMOTORS

Financial Summary

Already received purchase orders to fulfill 100% of 2020E and 2021E revenue Projected Revenue by Product Mix ($ in mm) Commercial EVs EV as a Service Energy as a Service Systems for OEMs Rapidly Growing Pipeline and Contracted Purchase Order Backlog 195% ‘20-’25E CAGR Pipeline: Contracted PO Backlog: September 2020 March 2020 $130mm $800mm+ $28mm $150mm+

Drivers of Growth are Already in Place

Importantly, our major fleet partners share this understanding of the major growth drivers

	2020E	2021E	2022E	2023E	2024E	2025E
Main Driver	**Fleet Trials**	**GRANTS**	**SUPPLY CHAIN Maturity**	**REGULATIONS**		
	Either for Sustainability or future regulations	$140mm in CA HVIP $200mm rest of USA	COGS down 50% due to volume. Already contracted.	CA Advanced Clean truck rule kicks in. Santa Monica and other ZEZs kick in. No longer need to compete with ICE.		
Price Index	100	90 50 with HVIP	60	50	45	45
	TCO not critical for most early adopters	TCO<ICE with grants	TCO<ICE without grants	With regulations we only need to compete with other ZEVs. TCO vs. ICE is irrelevant		

Commercial EV Unit Sales (U.S. Only)



78
600
3,000
6,000
12,000
20,000
2020E
2021E
2022E
2023E
2024E
2025E

33

LIGHTNING eMOTORS

The Path to COGS Reduction Gross Margin Projections Gen 1 launched in early 2018A, Gen 2 launched in 2020E, Gen 3 in 2021E Design has been field-tested and validated by customers for 2 years Supply Chain partners vetted and long-term contracts under negotiation 3-Year Battery Contract with On Track to Achieve 50% COGS Reduction in Next 18 Months E450 ePowertrain Illustrative Unit Economics ($ in mm) Gross Profit Total Gross Margin $60K $128K 32.0% 8.5% Direct Margin Batteries Direct Labor Drivetrain HP Electronics Frame + Hardware Balance Total COGS 50% COGS Reduction

R&D % of Revenue R&D Expenses S&M Expenses G&A Expenses S&M % of Revenue G&A % of Revenue ($ in mm) ($ in mm) ($ in mm) Continuing Operating Leverage Expected to Drive Profitability B2B business model drives lower S&M expenses Platform modularity ensures efficient use of spend Predominantly fixed cost as scale achieved with minimal annual increase needed

EBITDA (1) Free Cash Flow (2) ____________________ EBITDA defined as Operating Income plus Depreciation & Amortization. Free Cash Flow defined as Cash Flow from Operations minus Capital Expenditures. Assumes $273mm proceeds from SPAC transaction and no additional debt raised in the projected years shown per Lightning eMotors company model. ($ in mm) ($ in mm) Projected Path to Profitability EBITDA (1) % of Revenue Free Cash Flow (2) % of Revenue EBITDA neutral to positive in 2022E Cash Balance (3) ($ in mm) Cash Balance (3) Capex includes investments to develop EV-as-a-Service and Energy-as-a-Service

Established Medium-Duty Leader Ready for Rapid Profitable Growth

Established Market Leader

- Unique proprietary modular software and hardware design
- 50%+ market share in Class 3 – 6 EVs in 2020 (1)

Highest Revenue Visibility Among Peers

- 2021 fully contracted under binding contracts
- $800mm pipeline provides predictability beyond

Order Acceleration in Q3 2020 – EV Adoption at an Inflection Point

- California fully committed to rapid electrification
- Secured $120mm in large repeat binding orders from existing customers

Scaling Profitably

- 50% COGS reduction initiatives under way driving favorable unit economics
- EBITDA break-even in 2022 and ~16% EBITDA margin by 2025

Fully Funded

- Proceeds from transaction together with near-term profitability enable execution of business plan without need for additional funding

(1) Internal company data.

37

Transaction Summary and Valuation Overview

Detailed Transaction Overview (Cont'd)

Illustrative $100 million Convertible Note [1] and $25mm PIPE

Key Transaction Terms

- Minimum of at least $150 million across Convertible Note, [1] PIPE and cash remaining in trust account after satisfying redemption obligations
- Executed subscription agreements for committed capital in connection with the Convertible Note [1] and PIPE, for targeted amounts of $100 million and $25 million, respectively
- Earnout of 20.0% of total pro forma shares outstanding to Lightning eMotors Shareholders if stock crosses the following price thresholds for 20 out of 30 trading days: [2]
  - $12.00 per share
  - $14.00 per share
  - $16.00 per share

Pro Forma Ownership @ $10.00 / Share [3]



GigCapital3 Shares 24.3%
Founder Shares 7.2%
PIPE Equity 3.0%
Existing Lightning eMotors Shareholders 65.5%

Illustrative Pro Forma Valuation

Share Price at Closing	**$10.00**
Pro Forma Shares Oustanding (mm)	82.315
Equity Value	**$823.2**
Less: Net Cash	(172.5) [4]
Enterprise Value	**$650.6**

Transaction Multiples	Metric	
EV / 2024E Revenue	$1,165	0.56x

Illustrative Sources and Uses

Sources	$	%
Shareholder Rollover	$539.2	62.2%
GigCapital3 Cash in Trust [3]	202.0	23.3%
Convertible Note [1]	100.0	11.5%
PIPE Equity	25.0	2.9%
Existing Balance Sheet Cash	0.5	0.1%
Total Sources	**$866.8**	**100.0%**

Uses	$	%
Shareholder Rollover	$539.2	62.2%
Cash to Balance Sheet	272.5	31.4%
Estimated Fees & Expenses	40.0	4.6%
Repayment of Existing Debt	15.0	1.7%
Total Uses	**$866.8**	**100.0%**

Note: Dollars in millions, except per share amounts.

(1) 3-Year Unsecured $100mm Convertible Note bearing a coupon rate of 7.50% and conversion price of $11.50. Lightning eMotors may force conversion after year 1 if share price exceeds 120% of the conversion price ($13.80), provided that the Company's average daily market value of common stock traded for the preceding 30 trading day period exceeds $3 million.

(2) Earnout is structured as 3 equal tranches of 33% of total earnouts at thresholds of $12.00, $14.00 and $16.00 per share, respectively.

(3) Assumes no redemption of public shares; balance as of 6/30/2020.

(4) Based on ~$202 million cash in trust (assuming no redemptions), 2.5 million PIPE shares at $10.00 / share and $100 million Convertible Note, less $40 million in transaction expenses. Net of $500,000 of existing balance sheet cash and $15 million of existing Lightning eMotors debt.

39 LIGHTNING eMOTORS

Lightning eMotors' Comparables

LIGHTNING eMOTORS

Electric Vehicle	
NIO, TESLA, WORKHORSE, XPENG	▪ Pure-play EV competitors ▪ CapEx heavy business model

AutoTech	
BALLARD, NVIDIA, XILINX, PLUG POWER	▪ Enabling next-gen technology in automotive sector ▪ Technology-driven differentiation

Selected Recent AutoTech SPAC Mergers	
ARRIVAL, CANOO, chargepoint, FISKER, HYLIION, LION, LORDSTOWN, NIKOLA, ROMEO POWER TECHNOLOGY, XLFleet	▪ High-growth AutoTech players ▪ Valuations driven by long-term projections

40

LIGHTNING eMOTORS

Operating Benchmarking


CY2024E
CY2025E
CY2021E
Electric Vehicle
AutoTech
CY2024E
Selected Recent AutoTech SPAC Mergers
LIGHTNING eMOTORS
WORKHORSE
NIO
XPENG
TESLA
PLUG POWER
NVIDIA (1)
BALLARD
XILINX
NIKOLA (2)
XLFleet
CANOO
chargepoint
ARRIVAL
LION
HYLIION
LORDSTOWN
ROMEO
Revenue Growth
EV / AutoTech Median: 42%
SPAC Median: 105%
82%
73%
>500%
163%
103%
47%
37%
22%
21%
8%
220%
177%
121%
117%
113%
105%
70%
66%
63%
51%
Gross Margin
EV / AutoTech Median: 20%
SPAC Median: 26%
25%
26%
(0%)
12%
18%
23%
16%
24%
66%
69%
NA
26%
11%
NA
25%
35%
30%
19%
41%
29%
EBITDA Margin
EV / AutoTech Median: 4%
SPAC Median: 19%
13%
16%
(36%)
(15%)
(5%)
20%
13%
(17%)
46%
33%
19%
23%
(8%)
20%
22%
29%
13%
10%
9%
17%

Source: Company filings and Wall Street research as of December 9, 2020.
Note: Statistics exclude stock-based compensation, amortization of intangibles, and one-time charges. Lightning eMotors is not included in median.
(1) Nvidia financials not pro forma adjusted for acquisition of ARM.
(2) Nikola estimates based on FactSet consensus.

41
LIGHTNING eMOTORS

Valuation Benchmarking



CY2024E
CY2025E
CY2021E
CY2024E
Electric Vehicle
AutoTech
Selected Recent AutoTech SPAC Mergers
(1)
(3)
(4)
EV / Revenue
EV / AutoTech Median: 15.87x
SPAC Median: 1.43x
0.56x
0.32x
19.29x
15.32x
13.70x
12.46x
39.01x
30.03x
16.42x
10.08x
12.67x
3.00x
2.86x
1.89x
1.54x
1.32x
1.12x
0.70x
0.43x
0.35x
EV / Rev / Growth
EV / AutoTech Median: 0.56x
SPAC Median: 0.01x
0.01x
0.00x
0.00x
0.33x
0.08x
0.12x
1.04x
1.34x
0.78x
1.32x
0.20x
0.04x
0.02x
0.04x
0.01x
0.01x
0.01x
0.01x
0.01x
0.00x
EV / EBITDA (2)
EV / AutoTech Median: 35.5x
SPAC Median: 5.0x
4.2x
2.1x
NM
78.0x
NM
NM
NM
NM
35.5x
30.3x
NM
22.8x
NM
11.1x
6.9x
5.8x
3.9x
3.6x
4.2x
1.9x

Source: Company filings and Wall Street research as of December 9, 2020.
Note: Statistics exclude stock-based compensation, amortization of intangibles, and one-time charges. Lightning eMotors is not included in median.
(1) Based on EV of $651mm.
(2) EV / EBITDA not meaningful (NM) if negative or above 80x.
(3) Nvidia financials not pro forma adjusted for announced acquisition of ARM.
(4) Nikola estimates based on FactSet consensus.

42

LIGHTNING eMOTORS

Operating Benchmarking of Select EV SPAC Mergers Source: Company filings and Wall Street research as of December 8, 2020. Nikola estimates based on FactSet consensus. CANOO Revenue ($mm) EBITDA Margin NM 259% 273% 130% 113% Rev. Growth: NM NM 174% 155% 70% NM NM NM 196% 105% NM NM 309% 336% 121% NM NM 227% 150% 117% NM NM NM 106% 66% NM NM NM 497% 220% NM NM NM 405% 177% NM NM 466% 81% 82% CY20 CY21 CY22 CY23 CY24 CY20 CY21 CY22 CY23 CY24 CY20 CY21 CY22 CY23 CY24 CY20 CY21 CY22 CY23 CY24 CY20 CY21 CY22 CY23 CY24 CY20 CY21 CY22 CY23 CY24 CY20 CY21 CY22 CY23 CY24 CY20 CY21 CY22 CY23 CY24 CY20 CY21 CY22 CY23 CY24 (1)

Transaction Priced At A Deep Discount to Peer Multiples

Discounted Future Value
(EV and AutoTech Peer Groups)



$9,319
$6,990
$5,320
$3,972
92% Discount
86% Discount
$651
Implied Future EV
Implied Discounted EV
Transaction Value
6.00x – 8.00x CY24E Revenue
6.00x – 8.00x CY24E Revenue
Discount Rate: 20%
0.56x CY24E Revenue

Based on Selected AutoTech SPAC Trading Comparables



$2,330
$1,165
63% Discount
$651
Implied EV
Transaction Value
1.00x – 2.00x CY24E Revenue
0.56x CY24E Revenue

Summary of Approach

- **Implied Future EV**: apply a range of 6.00x – 8.00x multiples (discount from median of Lightning eMotors' EV and AutoTech peer groups' CY2021E multiples = 15.87x) to its CY24E Revenue of $1,165mm to arrive at an Implied Future Enterprise Value
- **Implied Discounted EV**: the Implied Future Enterprise Value is discounted 3 years back to today to arrive at an Implied Current Enterprise Value

- **Implied EV**: apply a range of 1.00x – 2.00x multiples (median of Lightning eMotors' Selected Recent AutoTech SPAC peer group's CY2024E multiples = 1.43x) to its CY24E Revenue of $1,165mm to arrive at an Implied Enterprise Value

Note: Dollars in millions, except per share amounts.
Note: Assumes net cash of $172.5mm based on ~$202 million cash in trust (assuming no redemptions), 2.5 million PIPE shares at $10.00 / share and $100 million Convertible Note, less $40 million in transaction expenses. Net of $500,000 of existing balance sheet cash and $15 million of existing Lightning eMotors debt.

44
LIGHTNING eMOTORS

Thank You